SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NUMBER ONE TO
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ULTRAGUARD WATER SYSTEMS CORP.
(Formerly, Service Systems International, Ltd.)
(Exact name of registrant as specified in its charter)

NEVADA	88-0263701
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

5763 203A Street 2nd Floor, Langley, British Columbia, Canada V3A 1W7
(Address of principal executive offices)

2001 Legal Services Plan of Service Systems International, Ltd
(Full title of the plan)

Nevada Agency and Trust Company, 50 West Liberty Street, Reno, Nevada 89501
(Name, address, including zip code, of agent for service)

Telephone number, including area code, of agent for service: (775) 322-0626

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 9. Undertakings

Pursuant to the undertaking set forth in paragraph (a)(3) of Item 9. of the registrant’s registration statement on Form S-8 Commission File Number 333-73658 (the “Form S-8”) filed on November 19, 2001, UltraGuard Water Systems Corp. (formerly Service Systems International Ltd.). (“Company”) hereby removes from registration any and all remaining shares of common stock registered under its Form S-8 which have not been issued or reserved for issuance under the Company’s consulting agreements as of the date specified below.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment One to the Form S-8 registration statement Commission File Number 333-73658, filed on November 19, 2001 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Langley, British Columbia, Canada on March 24, 2003.

UltraGuard Service Systems Corp.

By: /s/ Ken Fielding
Ken Fielding, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment One has been signed by the following persons in the respective capacities and on the dates indicated.

Signature	Title	Date

/s/ Ken Fielding	Chief Executive Officer	March 24, 2003
Ken Fielding	Director

/s/ John Gaetz	Chief Financial Officer, Director	March 24, 2003
John Gaetz